EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2004, except for Note 17, as to which the date is January 22, 2004 included in the Annual Report on Form 10-KSB of Forsyth Bancshares, Inc. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

                                   /s/  Mauldin  &  Jenkins,  LLC
                                   ---------------------------------
                                   MAULDIN  &  JENKINS,  LLC

Atlanta, Georgia
May 19, 2004


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